Exhibit 10.3

NOTICE OF GRANT OF RESTRICTED STOCK UNITS
AND
RESTRICTED STOCK UNIT AGREEMENT
FOR ASSOCIATES

Restricted Stock Unit Award Under the Amended and Restated Omnibus Equity Incentive Plan, Effective May 19, 2011	West Marine, Inc. 500 Westridge Drive Watsonville, CA 95076

NOTICE OF GRANT OF RESTRICTED STOCK UNITS
Grant Date:  [____________]

You have been granted the number of restricted common stock units (“RSUs”) stated for you on the Smith Barney 2011 “Grant Listing” page at www.benefitaccess.com (“Smith Barney Website”).  The RSUs entitle you to receive shares of West Marine, Inc. (the “Company”) common stock at a future date, assuming that you satisfy the conditions of the Company’s Amended and Restated Omnibus Equity Incentive Plan, effective May 19, 2011 (the “Plan”) and the Restricted Stock Unit Agreement (“Award Agreement”), attached hereto as Exhibit A.  The RSUs will vest as follows, assuming continuous employment:

% of Total	Date Vest
33%	1st Anniversary of Grant Date
33%	2nd Anniversary of Grant Date
34%	3rd Anniversary of Grant Date
The restricted stock units granted hereunder hereinafter are referred to as the “RSU Grant.”

You and the Company agree that the RSU Grant is granted under and governed by the terms and conditions of the Plan and the Award Agreement, all of which are incorporated herein and made a part of this document.  You acknowledge that a copy of the Plan has been made available to you.
You further acknowledge and agree that the Award Agreement does not require your signature or the Company’s signature to be effective, and that this Notice of the RSU Grant issued to you (which notice may be accomplished through the posting thereof on a website for the Plan), shall be sufficient evidence of the issuance to, and acceptance by, you of the RSU Grant reflected in the Award Agreement, unless you expressly reject such Award Agreement in writing.
Additionally, unless you expressly reject such Award Agreement in writing, you further acknowledge and agree that prior to the delivery of any shares or cash pursuant to the Plan, the Company shall have the power and the right to deduct or withhold, or require you to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including your FICA obligation) required by law to be withheld with respect to any RSU Grant.  In this regard, you authorize the Company to withhold shares having a value equal to the amount required to be withheld to satisfy such tax obligations.

Associate’s Restricted Stock Units	RSU No.: On website
(3 year - 33, 33, 34%)	ID: Associate Number

Exhibit A
West Marine, Inc.
Amended and Restated Omnibus Equity Incentive Plan
 (Effective May 19, 2011)

RESTRICTED STOCK UNIT AGREEMENT

1.           GRANT OF RESTRICTED STOCK UNITS.  West Marine, Inc. (the “Company”) hereby grants to the Associate named in the “Notice of Grant of Restricted Stock Units” (the “Notice of Grant”) under the West Marine, Inc. Omnibus Equity Incentive Plan, as amended and restated effective May 19, 2011 (the “Plan”), as a separate incentive in connection with his or her employment and not in lieu of any salary or other compensation for his or her services, on the terms and conditions set forth in this Restricted Stock Unit Agreement (“Agreement”) and the Plan, the restricted stock units (“RSUs”) which entitle the Associate on a future date to receive the number of shares of Common Stock set forth for the Associate on the Smith Barney Website as referenced in the Notice of Grant.

2.           NUMBER OF SHARES.  The number and class of shares specified in the Notice of Grant are subject to appropriate adjustment in the event of changes in the capital stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassifications, mergers, consolidations, reorganizations or liquidations.  Subject to any required action of the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, the RSUs granted hereunder (to the extent that it is still outstanding) shall pertain to and apply to the securities to which a holder of the same number of shares of Common Stock that are then subject to the RSUs would have been entitled.  To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

3.           LAPSE OF RSU RESTRICTIONS.  Except as otherwise provided in this Agreement and subject to the terms of the Plan, the right to receive the shares of Common Stock promised by this Agreement shall accrue:

(a)	as to 33% of the RSUs, on the day of the first anniversary of the Grant Date of the Notice of Grant,
(b)	as to an additional 33% on the day of the second anniversary of the Grant Date, and
(c)	as to the remaining 34% on the day of the third anniversary of the Grant Date.

In the event of termination of the Associate’s employment with the Company and its Subsidiaries for any reason, the Associate will accrue no further entitlement to the RSUs under the Plan, or otherwise, and all RSUs which have not become fully vested under paragraph 3 of this Appendix A, as of the earlier of the date the Associate’s employment is terminated or the date the Associate receives notice of such termination, shall lapse and expire immediately.  That is, the Associate will not continue to accrue any benefits in the Plan during the period of any actual or deemed notice of termination.

4.           DISTRIBUTION DATE.  Subject to any overriding provisions in the Plan, or any applicable condition of receipt, as soon as practicable following the respective vesting date under paragraph 3 of this Appendix A, the Company shall transfer to the Associate  shares equivalent to the RSUs (less any applicable tax withholding as set forth in the Plan) which vested as of such date, provided that in no event shall such shares be distributed later than March 15 of the year following the calendar year in which the RSUs vested.

[5.           CONDITIONS OF RECEIPT.  The Company may postpone issuing and delivering any shares in settlement of RSUs for so long as the Company determines to be advisable to satisfy any conditions, including the following: (i) its completing or amending any securities registration or qualification of the RSU shares or its or the Associate satisfying any exemption from registration under any Federal or state law, rule, or regulation; (ii) its receiving proof it considers satisfactory that a person seeking to receive the RSU shares after the Associate’s death is entitled to do so; (iii) the Associate complying with any requests for representations under the Plan; and (iv) the Associate complying with any Federal, state, or local tax withholding obligations.]

[6.           ADDITIONAL REPRESENTATIONS FROM THE ASSOCIATE.  If the Associate is entitled to receive RSU shares at a time when the Company does not have a current registration statement (generally on Form S-8) under the Securities Act of 1933 (the “ Act “) that covers issuances of such shares to the Associate, the Associate must comply with the following before the Company will issue any shares to the Associate. The Associate must: (i) represent to the Company, in a manner satisfactory to the Company’s counsel, that the Associate is acquiring the RSU shares for the Associate’s own account and not with a view to reselling or distributing the RSU shares; and (ii) agree that the Associate will not sell, transfer, or otherwise dispose of the RSU shares unless a registration statement under the Act is effective at the time of disposition with respect to the RSU shares the Associate proposes to sell, transfer, or otherwise dispose of; or the Company has received an opinion of counsel or other information and representations it considers satisfactory to the effect that, because of Rule 144 under the Act or otherwise, no registration under the Act is required.]

7.           RIGHTS OF STOCKHOLDER.  The Associate shall have no rights or privileges of a stockholder of the Company, including but not limited to voting or dividend rights, until shares are transferred to the Associate in settlement of the RSU.

8.           UNSECURED CREDITOR.  The RSU Grant creates a contractual obligation on the part of the Company to make a distribution of the shares pursuant to the RSU Grant at the time provided for in this Agreement.  Neither the Associate nor any other party claiming an interest in the RSU Grant hereunder shall have any interest whatsoever in any specific asset of the Company.  The Associate’s right to receive distributions hereunder is that of an unsecured general creditor of the Company.

9.           RSU GRANTS HAVE NO EFFECT ON EMPLOYMENT.  The terms of Associate’s employment shall be determined from time to time by the Company, or the Subsidiary employing the Associate, as the case may be, and the Company, or the Subsidiary employing the Associate, as the case may be, shall have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Associate at any time for any reason whatsoever, with or without good cause.

10.           NO REPRESENTATIONS OR PROMISES.  Neither the Company nor anyone else is making any representations or promises regarding the duration of the Associate’s service, vesting of the RSU, the value of the shares or of the RSUs, or the Company’s prospects.  In addition, the Company does not hereby provide any advice regarding tax consequences to the Associate or regarding the Associate’s decisions regarding the RSUs. The Associate agrees to rely only upon the Associate’s own personal advisors for financial or tax advice for all matters pertaining to the RSUs.

11.           ADDRESSES FOR NOTICES.  Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at West Marine, Inc., 500 Westridge Drive, Watsonville, CA 95076, or at such other address as the Company may hereafter designate in writing.  Any notice to be given to the Associate shall be addressed to the Associate at the address set forth below the Associate’s signature in the Notice of Grant, at such other address as the Associate may hereafter designate in writing, or at the last known address that the Company has on file for the Associate.  Any such notice shall be deemed to have been duly given if and when enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified and deposited, postage and registry fee prepaid, in a United States post office.

12.           NON-TRANSFERABILITY.  The RSUs herein granted and the rights and privileges conferred hereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of said RSU, or of any right or privilege conferred hereby, contrary to the provisions hereof, or upon any attempted sale under any execution, attachment or similar process upon the rights and privileges conferred hereby, said RSU and the rights and privileges conferred hereby shall immediately become null and void.

13.           BINDING AGREEMENT.  Subject to the non-transferability of the RSU, this Agreement shall be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

14.           PLAN GOVERNS.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan shall govern.  Terms used and not defined in this Agreement shall have the meaning set forth in the Plan.

15.           COMMITTEE AUTHORITY.  The Committee shall have the discretionary power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules.  All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon Associate, the Company and all other interested persons.  No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16.           CAPTIONS.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

17.           AGREEMENT SEVERABLE.  In the event that any provision in this Agreement shall be held invalid or unenforceable, such provision shall be severable from, and such invalidity or unenforceability shall not be construed to have any effect on, the remaining provisions of this Agreement.

18.           FURTHER ASSURANCES.  At any time, and from time to time after executing this Agreement, the Associate will execute such additional instruments and take such actions as may be reasonably requested by the Company to confirm or perfect or otherwise to carry out the intent and purpose of this Agreement.

19.           COMPLIANCE WITH LAW.  The Company will not issue the RSU shares if doing so would violate any applicable federal or state securities laws, or any other applicable law or regulation.  The Associate may not sell or otherwise dispose of the RSU shares in violation of applicable law.

20.           SECTION 409A.  The RSU is intended to comply with the requirements of Section 409A and will be construed consistently with that section.  Nevertheless, the Company makes no representations or warranties and shall have no liability to the Associate or any other person, if any provisions of or distribution under this Agreement is determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section.  Neither the Company nor the Associate shall have the right to accelerate or defer the delivery of any shares except to the extent specifically permitted or required by Section 409A.  In no event may the Company or the Associate defer the delivery of the shares beyond the date specified in paragraph 4 of this Appendix A, unless such deferral complies in all respects with Treasury

Regulation Section 1.409A-2(b) related to subsequent changes in the time or form of payment of nonqualified deferred compensation arrangements, or any successor regulation.  [Notwithstanding anything in the Plan or this Agreement to the contrary, if the RSU vests in connection with the Associate’s “separation from service” within the meaning of Section 409A, as determined by the Company), and if (x) the Associate is then a “specified employee” within the meaning of Section 409A at the time of such separation from service (as determined by the Company, by which determination the Associate hereby agrees to be bound) and (y) the distribution of shares under such vesting will result in the imposition of additional tax under Section 409A if distributed to the Associate within the six month period following the Associate’s separation from service, then the distribution of such shares will not be made until the earlier of (i) the date six months and one day following the date of the Associate’s separation from service or (ii) the  day after the Associate’s date of death.]

21.           GOVERNING LAW.  The Agreement, RSUs and all related documentation and matters shall be construed in accordance with and governed by the laws of the State of California (without giving effect to principles of conflicts of laws thereof) and applicable Federal law.

22.           ENTIRE AGREEMENT.  This Agreement (subject to applicable provisions of the Plan) contains the entire agreement among the parties relating to the subject matter hereof and there are no other or further agreements outstanding not specifically mentioned herein; provided, however, that the Company may amend and supplement this Agreement in writing from time to time as permitted under the Plan.

IN WITNESS WHEREOF, this Agreement is deemed to be executed by the parties effective as of the Grant Date of the Notice of Grant.

West Marine, Inc.